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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Amendment No. 1 to this Registration Statement on Form S-4 of Genzyme Corporation of our reports dated March 1, 1995 on our audits of the consolidated financial statements and financial statement schedule of Genzyme Corporation, the combined financial statements of Genzyme General Division and the combined financial statements of Genzyme Tissue Repair Division as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994, which reports are included in Genzyme Corporation's 1994 Annual Report on Form 10-K, as amended by Amendments Nos. 1 and 2 thereto on Form 10-K/A.

We also consent to the references to our firm under the captions "Selected Financial Data" and "Experts."


                                                   /s/ Coopers & Lybrand L.L.P.
                                                   -----------------------------

Boston, Massachusetts
March 6, 1996